EXHIBIT 4.3

SECOND SUPPLEMENTAL INDENTURE
among
WEATHERFORD INTERNATIONAL, INC.,
a Delaware corporation,
WEATHERFORD INTERNATIONAL LTD.,
a Bermuda exempted company,
WEATHERFORD INTERNATIONAL LTD.,
a Swiss corporation,
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

Dated as of
February 26, 2009
to Indenture dated as of June 18, 2007

-i-

     This SECOND SUPPLEMENTAL INDENTURE, dated as of February 26, 2009, among Weatherford International, Inc., a Delaware corporation (the “Company”), Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), Weatherford International Ltd., a Swiss corporation (“Weatherford Switzerland”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 18, 2007, as supplemented by the First Supplemental Indenture thereto, dated as of June 18, 2007 (the “First Supplemental Indenture”, and such indenture as so supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities; and
     WHEREAS, the Company, in accordance with the First Supplemental Indenture, previously issued $600 million aggregate original principal amount of its 5.95% Senior Notes due 2012 (the “2012 Notes”), $600 million aggregate original principal amount of its 6.35% Senior Notes due 2017 (the “2017 Notes”) and $300 million aggregate original principal amount of its 6.80% Senior Notes due 2037 (the “2037 Notes” and collectively with the 2012 Notes and the 2017 Notes, the “Notes”), which Notes remain Outstanding as of the date hereof; and
     WHEREAS, Weatherford Bermuda has, in accordance with the Indenture, previously provided a guarantee of the Notes; and
     WHEREAS, pursuant to a share exchange transaction effected by a scheme of arrangement, in connection with a share exchange agreement, between Weatherford Bermuda and Weatherford Switzerland, pursuant to which each holder of common shares of Weatherford Bermuda issued and outstanding immediately before the transaction transferred such common shares to Weatherford Switzerland solely in exchange for (through a nominee acting on behalf and for the account of the shareholders) the same number of shares of Weatherford Switzerland (the “Redomestication”), the Company, contemporaneously with the effectiveness of this Second Supplemental Indenture, has become an indirect, wholly-owned subsidiary of Weatherford Switzerland, and Weatherford Bermuda has become a direct, wholly-owned subsidiary of Weatherford Switzerland; and
     WHEREAS, in connection with such Redomestication, Weatherford Switzerland has determined that it will be in the best interests of and beneficial to Weatherford Switzerland to enter into this Second Supplemental Indenture for the purposes of providing a guarantee of the Notes in accordance with the terms of this Second Supplemental Indenture; and
     WHEREAS, Section 9.1(3) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of all or any series of Securities; and
     WHEREAS, Section 9.1(6) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to change or eliminate any of the provisions of the Indenture; provided, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and
     WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Second Supplemental Indenture to supplement and amend the Indenture in certain respects; and
     WHEREAS, all things necessary have been done to make this Second Supplemental Indenture a valid agreement of the Company, Weatherford Bermuda and Weatherford Switzerland, in accordance with its terms.
     NOW THEREFORE:
     In consideration of the premises provided for herein, the Company, Weatherford Bermuda, Weatherford Switzerland and the Trustee mutually covenant and agree as follows:
ARTICLE 1
Amendments to the Indenture
     SECTION 1.01. Definitions.
Section 1.1 of the Indenture is hereby amended by (a) replacing the words “the Guarantor” each time said words appear in the defined terms “Board of Directors”, “Board Resolution”, “Opinion of Counsel”, “Outstanding” and “Vice President” with the words “a Guarantor”, (b) adding the definitions of “Weatherford Bermuda” and “Weatherford Switzerland” as indicated below, and (c) replacing the definitions of “Bankruptcy Law”, “Company Request” or “Company Order”, “Guarantee”, “Guarantor” and “Officer’s Certificate” with the following, respectively:
     ““Bankruptcy Law” means any applicable Federal, State, Bermuda or Swiss bankruptcy, insolvency, reorganization or other similar law.”
     ““Company Request” or “Company Order” means, in the case of the Company, a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or any other duly authorized officer of the Company or any person duly authorized by any of them, and delivered to the Trustee and, in the case of a Guarantor, a written request or order signed in the name of such Guarantor by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or any other duly authorized officer of such Guarantor or any person duly authorized by any of them, and delivered to the Trustee.”
     ““Guarantees” has the meaning specified in Section 14.1.”
     ““Guarantors” shall mean Weatherford Bermuda, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture (and thereafter shall mean such successor Person), and Weatherford Switzerland, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture (and thereafter shall mean such successor Person), and “Guarantor” shall mean either (i) Weatherford Bermuda or its successor Person, or (ii) Weatherford Switzerland or its successor Person.”
     ““Officer’s Certificate” means, in the case of the Company, a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or any other duly authorized officer of the Company, or a person duly authorized by any of them, and delivered to the Trustee and, in the case of a Guarantor, a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or any other duly authorized officer of such Guarantor, or a person duly authorized by any of them, and delivered to the Trustee.”
     ““Weatherford Bermuda” means Weatherford International Ltd., a Bermuda exempted company.”
     ““Weatherford Switzerland” means Weatherford International Ltd., a Swiss corporation.”
     SECTION 1.02. Certain References to "the Guarantor”.
Sections 1.2, 1.5, 3.1, 5.2, 5.3, 5.4, 6.3 and 6.6, subsections (1) and (2) of Section 1.6, subsection (c) of Section 3.3, subsections (4) and (5) of Section 5.1 and the fourth paragraph of Section 6.14 of the Indenture are each hereby amended by replacing the words “the Guarantor” each time said words appear therein with the words “a Guarantor”.
     SECTION 1.03. Additional References to "the Guarantor”.
Sections 1.10, 1.16, 3.5, 3.6, 3.8, 5.9, 5.15, 6.4, 7.2, 9.2, 10.3, 10.8, 13.2 and 13.3, the third paragraph of Section 6.14, subsection (3) of Section 9.1 and the first and last paragraphs of Section 9.1 of the Indenture are each hereby amended by replacing the words “the Guarantor” each time said words appear therein with the words “the Guarantors”.
     SECTION 1.04. Certain References Regarding Weatherford Bermuda
Sections 10.5 and 10.6 of the Indenture and the definitions of “Consolidated Net Worth”, “Permitted Liens”, “Sale-Leaseback Transaction” and “Subsidiary” in Section 1.1 of the Indenture are each hereby amended by replacing the words “the Guarantor” each time said words appear therein with the words “Weatherford Bermuda”.
     SECTION 1.05. Certain References to “the Guarantee”.
Sections 1.11, 1.12, 1.14, 3.1, 3.5, 3.6, 5.4 and 5.7 of the Indenture are each hereby amended by replacing the words “the Guarantee” each time said words appear therein with the words “the Guarantees”.

     SECTION 1.06. Compliance Certificates and Opinions.
Section 1.3 of the Indenture is hereby amended by replacing the first paragraph thereof with the following:
     “Upon any application or request by the Company or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished except as required under Section 314(c) of the Trust Indenture Act.”
     SECTION 1.07. Form of Documents Delivered to Trustee.
Section 1.4 of the Indenture is hereby amended by replacing the second paragraph thereof with the following:
     “Any certificate or opinion of an officer of the Company or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or, in the exercise of reasonable care, should know that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or such Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, as the case may be, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.”
     SECTION 1.08. Notices.
Section 1.6 of the Indenture is hereby amended by replacing subsection (3) thereof with the following:
     “(3) a Guarantor by the Company, the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to such Guarantor addressed to it at: Weatherford International Ltd., 515 Post Oak Blvd., Houston, Texas 77027, to the attention of its Corporate Secretary, or at any other address previously furnished in writing to the Trustee by such Guarantor.”

     SECTION 1.09. Governing Law.
Section 1.13 of the Indenture is hereby amended by replacing such Section 1.13 with the following:
     “THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     To the fullest extent permitted by applicable law, each of the Company and the Guarantors hereby irrevocably submits to the jurisdiction of any Federal or state court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Company and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. Each of the Company and the Guarantors agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding and may be enforced in the courts of Bermuda (or any other courts of any other jurisdiction to which either of them is subject) by a suit upon such judgment, provided that service of process is effected upon the Company. Each of the Company and the Guarantors hereby irrevocably designates and appoints CT Corporation Systems, New York, New York (the “Process Agent”) as its authorized agent for purposes of this Section 1.13, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company or such Guarantor, as the case may be. Each of the Company and the Guarantors further agrees that, unless otherwise required by law, service of process upon the Process Agent and written notice of said service to the Company or a Guarantor, as the case may be, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company or such Guarantor, as the case may be, in any such suit or proceeding. Each of the Company and the Guarantors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary, to continue such designation and appointment of the Process Agent in full force and effect so long as the Company or such Guarantor, as the case may be, has any outstanding obligations under this Indenture. To the extent the Company or a Guarantor, as the case may be, has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, each of the Company and such Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture to the extent permitted by law.”

     SECTION 1.10. Incorporators, Shareholders, Officers and Directors of the Company and Guarantor Exempt from Individual Liability.
Section 1.18 of the Indenture is hereby amended by (a) replacing the words “the Guarantee” each time said words appear therein with “any Guarantee” and (b) replacing the words “the Guarantor” each time said words appear therein with the words “any Guarantor”.
     SECTION 1.11. Forms Generally.
The first paragraph of Section 2.1 of the Indenture is hereby amended by replacing such paragraph with the following:
     “The Securities of each series and, if applicable, the notation thereon relating to the Guarantees, shall be in substantially the form set forth in this Article Two, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities and, if applicable, such Guarantees, as evidenced by their execution thereof.”
     SECTION 1.12. Form of Reverse of Security.
The first, second, eleventh, seventeenth, eighteenth, nineteenth, twenty-first and twenty-second paragraphs of Section 2.3 of the Indenture are hereby amended by replacing such paragraphs with the following, respectively:
“This Security is one of a duly authorized issue of senior securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 18, 2007 (herein called the “Indenture”), between the Company, Weatherford International Ltd. and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement, of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $. . . . . . . . . . ].”
“This Security is the general, unsecured, senior obligation of the Company [if applicable, insert—and is guaranteed pursuant to a guarantee (the “Guarantee”) by each of Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”) and Weatherford International Ltd., a Swiss corporation (“Weatherford Switzerland” and collectively with Weatherford Bermuda, the “Guarantors”). The Guarantees are the general, unsecured, senior obligation of the Guarantors.]”
“The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company [If applicable, insert—and the Guarantors] and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company [If applicable, insert—and the Guarantors] and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company [If applicable, insert—and the Guarantors] with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.”
“Prior to due presentment of this Security for registration of transfer, the Company, [If applicable, insert—the Guarantors,] the Trustee and any agent of the Company [If applicable, insert—, the Guarantors] or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, [If applicable, insert—the Guarantors,] the Trustee nor any such agent shall be affected by notice to the contrary.”
“No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, [If applicable, insert—, or any Guarantee endorsed thereon,] or for any claim based thereon or otherwise in respect thereof, or in any Security [If applicable, insert—or in any Guarantee], or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, member, officer, manager or director, as such, past, present or future, of the Company [If applicable, insert—or any Guarantor] or of any successor Person, either directly or through the Company [If applicable, insert—or any Guarantor] or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.”
“The Indenture provides that the Company [If applicable, insert—and the Guarantors] (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company [If applicable, insert—or a Guarantor] deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Securities, but such money need not be segregated from other funds except to the extent required by law.”
“[If a Definitive Security, insert as a separate page—
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
(Please Print or Typewrite Name and Address of Assignee)
the within instrument of WEATHERFORD INTERNATIONAL, INC., a Delaware corporation, and does hereby irrevocably constitute and appoint                                          Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.
Please Insert Social Security or Other Identifying Number of Assignee:

Dated:

(Signature)
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]”
“[If a Security to which Article Fourteen has been made applicable, insert the following Form of Notation on such Security relating to the Guarantee—
Each Guarantor (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company.

The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.

Guarantors:

WEATHERFORD INTERNATIONAL LTD.,
a Bermuda exempted company

By:

WEATHERFORD INTERNATIONAL LTD.,
a Swiss corporation

By:
]”

     SECTION 1.13. The Securities.
Article Three of the Indenture is hereby amended by (a) replacing the words “the Guarantor” appearing in the first paragraph of Section 3.3 with the words “the applicable Guarantor” and (b) replacing the second paragraph of Section 3.3 with the following:
     “Securities and any Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or a Guarantor, as the case may be, shall bind the Company or such Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.”
     SECTION 1.14. Events of Default.
Section 5.1 of the Indenture is hereby amended by replacing the words “the Guarantor” appearing in subsection (3) thereof with the words “any Guarantor”.
     SECTION 1.15. Trustee Matters.
Article Six of the Indenture is hereby amended by replacing Sections 6.5, 6.11 and 6.13 with the following, respectively:
     “Section 6.5. May Hold Securities.
     “The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or, if applicable, any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act and Sections 6.8, 6.9 and 6.13, may otherwise deal with the Company or, if applicable, such Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.”
     “Section 6.11. Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantors (if applicable) and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or, if applicable, a Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantors (if applicable), the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such

Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, a Guarantor (if applicable) or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
     (c) Upon request of any such successor Trustee, the Company and, if applicable, the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and the Trust Indenture Act.”
     “Section 6.13. Preferential Collection of Claims Against Company.
     Reference is made to Section 311 of the Trust Indenture Act. For purposes of Section 311(b) of the Trust Indenture Act,
     (1) the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and
     (2) the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or, if applicable, a Guarantor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or, if applicable, such Guarantor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.”
     SECTION 1.16. Reports by the Guarantors and the Company.
Section 7.4 of the Indenture is hereby amended by replacing such Section 7.4 with the following:
     “Section 7.4. Reports by the Guarantors and the Company.
Each Guarantor and the Company shall:
     (a) file with the Trustee, within 15 days after such Guarantor or the Company, as applicable, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which such Guarantor or the Company, as applicable, may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if such Guarantor or the Company, as applicable, is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
     (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Guarantors and the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (c) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Guarantors and the Company pursuant to clauses (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

     The receipt by the Trustee of any reports, documents or information pursuant to (a) and (b) of this Section 7.4 shall not constitute notice or constructive notice of any information contained in such reports or documents or determinable from information contained in such reports or documents, including a Guarantor’s and the Company’s compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on a certificate pursuant to Section 10.7 hereof).”
     SECTION 1.17. Consolidation, Amalgamation, Merger and Sale.
Article Eight of the Indenture is hereby amended by replacing Article Eight with the following:
“ARTICLE EIGHT
CONSOLIDATION, AMALGAMATION, MERGER AND SALE
     Section 8.1. Company May Consolidate, Etc., Only on Certain Terms.
     The Company and, if any Securities of a series to which Article Fourteen has been made applicable are Outstanding, each Guarantor shall not consolidate or amalgamate with or merge into any other Person or convey, transfer or lease its properties and assets as, or substantially as, an entirety to any Person unless:
     (1) the Person formed by such consolidation or amalgamation or into which the Company or such Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or such Guarantor, as the case may be, as, or substantially as, an entirety shall be a corporation and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every other covenant of this Indenture on the part of the Company or such Guarantor, as the case may be, to be performed or observed and shall have expressly provided for conversion rights in respect of any series of Outstanding Securities with conversion rights;
     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
     (3) the Company or such Guarantor, as the case may be, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and such supplemental indenture, if any, comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 8.2. Successor Substituted.
     Upon any consolidation or amalgamation of the Company or a Guarantor, as the case may be, with or merger of the Company or a Guarantor, as the case may be, into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company or a Guarantor, as the case may be, as, or substantially as, an entirety in accordance with Section 8.1, the successor or resulting Person formed by or resulting upon such consolidation or amalgamation or into which the Company or such Guarantor, as the case may be, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or such Guarantor, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities and may liquidate and dissolve.”
     SECTION 1.18. Supplemental Indentures.
Section 9.1 of the Indenture is hereby amended by replacing subsection (2) of Section 9.1 with the following:
     “(2) to evidence the succession of another Person to a Guarantor and the assumption by any such successor of the Guarantee of such Guarantor herein and, to the extent applicable, endorsed upon any Securities; or”
     SECTION 1.19. Covenants.
Article Ten of the Indenture is hereby amended by replacing Sections 10.4 and 10.7 with the following, respectively:
     “Section 10.4. Existence.
     Subject to Article Eight, the Company and, if any Securities of a series to which Article Fourteen has been made applicable are Outstanding, each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company and, if applicable, the Guarantors shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Guarantor, as the case may be.”
     “Section 10.7. Statement by Officers as to Default.
     Annually, within 150 days after the close of each fiscal year beginning with the first fiscal year during which one or more series of Securities are Outstanding, the Company and, if any Securities of a series to which Article Fourteen has been made applicable are Outstanding, each Guarantor will deliver to the Trustee a brief certificate (which need not include the statements set forth in Section 1.3) from the principal executive officer, principal financial officer or principal accounting officer of the Company and, if applicable, such Guarantor as to his or her knowledge of the Company’s or such Guarantor’s, as the case may be, compliance (without regard to any period of grace or requirement of notice provided herein) with all conditions and covenants under the Indenture and, if the Company or such Guarantor, as the case may be, shall be in Default, specifying all such Defaults and the nature and status thereof of which such officer has knowledge.”
     SECTION 1.20. Guarantee.
Article Fourteen of the Indenture is hereby amended by replacing Article Fourteen with the following:
“ARTICLE FOURTEEN
GUARANTEES OF SECURITIES
     Section 14.1. Unconditional Guarantees.
     For value received, each Guarantor hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders of Securities of each series to which this Article Fourteen has been made applicable as provided in Section 3.1(22) and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on such Securities, and all other amounts due and payable under this Indenture and such Securities by the Company to the Trustee or such Holders (including, without limitation, all costs and expenses (including reasonable legal fees and disbursements) incurred by the Trustee or such Holders in connection with the enforcement of this Indenture and the Guarantees) (collectively, the “Indenture Obligations”), when and as such principal, premium, if any, interest, if any, and other amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of such Securities and this Indenture. The guarantees by the Guarantors set forth in this Article Fourteen are referred to herein as the “Guarantees". Without limiting the generality of the foregoing, the Guarantors’ liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Company to the Trustee or such Holders under this Indenture and such Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.
     Failing payment when due of any amount guaranteed pursuant to the Guarantees, for whatever reason, each Guarantor will be obligated (to the fullest extent permitted by applicable law) to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). Each Guarantee hereunder is intended to be a general, unsecured, senior obligation of the applicable Guarantor and will rank pari passu in right of payment with all unsecured indebtedness of such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee of such Guarantor. Each Guarantor hereby agrees that, to the fullest extent permitted by applicable law, its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of such Securities, the Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor. Such Guarantor hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on such Securities, or any other amounts payable under this Indenture and such Securities by the Company to the Trustee or the Holders thereof, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of such Holders or, subject to Section 5.7 hereof, by such Holders, on the terms and conditions set forth in this Indenture, directly against such Guarantor to enforce its Guarantee without first proceeding against the Company or any other Guarantor.
     To the fullest extent permitted by applicable law, the obligations of the Guarantors under this Article Fourteen shall be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any Guarantor contained in any of such Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, any Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Trustee or any such Holder of any rights or remedies under any of such Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of such Securities, including all or any part of the rights of the Company or any Guarantor under this Indenture, (v) the extension of the time for payment by the Company or any Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of such Securities or this Indenture or of the time for performance by the Company or any Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any Guarantor set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, rehabilitation or relief of, or other similar proceeding affecting, the Company or any Guarantor or any of their respective assets, or the disaffirmance of any of such Securities, the Guarantees or this Indenture in any such proceeding, (viii) the release or discharge of the Company or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of such Securities, the Guarantees or this Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the Company or any Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or any Guarantor.
     To the fullest extent permitted by applicable law, each Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, amalgamation, insolvency, winding up or bankruptcy of the Company or any Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantees may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantees without notice to them and (iii) covenants that its Guarantee will not be discharged except by complete performance of the Guarantees. To the fullest extent permitted by applicable law, each Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to any Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of any Guarantor, such Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantees shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.
     The Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by the Guarantors pursuant to the provisions of this Indenture; provided, however, that the Guarantors shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of such Securities until all of such Securities and the Guarantees thereof shall have been indefeasibly paid in full or discharged.
     A director, officer, employee or shareholder, as such, of a Guarantor shall not have any liability for any obligations of such Guarantor under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

     To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Fourteen and the Guarantees shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this Article Fourteen shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of such Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.
     Section 14.2. Execution and Delivery of Notation of Guarantees.
     To further evidence the Guarantees, each Guarantor hereby agrees that a notation of its Guarantee may be endorsed on each Security of a series to which this Article Fourteen has been made applicable authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an officer of such Guarantor.
     Each Guarantor hereby agrees that its Guarantee of Securities of a series to which this Article Fourteen has been made applicable shall remain in full force and effect notwithstanding any failure to endorse on any such Security a notation relating to any Guarantee thereof.
     If an officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor’s Guarantee of such Security shall be valid nevertheless.
     The delivery by the Trustee of any Security of a series to which this Article Fourteen has been made applicable, after the authentication thereof under this Indenture, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the applicable Guarantor.
     Section 14.3. Reports by Guarantors.
     In addition to the certificates delivered to the Trustee pursuant to Section 10.7, the Guarantors shall file with the Trustee and the Commission, and transmit to Holders of Outstanding Securities of each series to which this Article Fourteen has been made applicable, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

     The receipt by the Trustee of any reports, documents or information pursuant to this Section 14.3 shall not constitute notice or constructive notice of any information contained in such reports or documents or determinable from information contained in such reports or documents.”
ARTICLE 2
Miscellaneous Provisions
     SECTION 2.01. General Definitions.
For all purposes of this Second Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.
     SECTION 2.02. Continued Effect.
Except as expressly supplemented and amended by this Second Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all of its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
     SECTION 2.03. Governing Law.
THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 2.04. Severability.
In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.
     SECTION 2.05. Counterparts.
This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     SECTION 2.06. Successors.
All agreements of the Company or any Guarantor in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

     SECTION 2.07. Table of Contents and Headings
The table of contents and headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
     SECTION 2.08. Benefit of Second Supplemental Indenture.
Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of Securities of any series to which the amendments of the Indenture set forth in Article 1 hereof have been made applicable, any benefit or any legal or equitable right, remedy or claim under this Second Supplemental Indenture.
     SECTION 2.09. Acceptance by Trustee.
The Trustee accepts the amendments to the Indenture effected by this Second Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Second Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and the Guarantors, and, except as provided in the Indenture, the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Second Supplemental Indenture, and the Trustee makes no representation with respect thereto.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

WEATHERFORD INTERNATIONAL, INC.,
a Delaware corporation

By:	/s/ Burt M. Martin Name: Burt M. Martin
Title: Senior Vice President

WEATHERFORD INTERNATIONAL LTD.,
a Bermuda exempted company

By:	/s/ Burt M. Martin Name: Burt M. Martin
Title: Senior Vice President

WEATHERFORD INTERNATIONAL LTD.,
a Swiss corporation

By:	/s/ Burt M. Martin Name: Burt M. Martin
Title: Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Irina Golovashchuk Name: Irina Golovashchuk
Title: Assistant Vice President

By:	/s/ David Contino Name: David Contino
Title: Vice President